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[LOGO OF JOHN HANCOCK]     Policy Details - Variable Life
                           [ ] John Hancock Life Insurance Company of New York
                           [ ] John Hancock Life Insurance Company
                           (hereinafter referred to as The Company)
                           . This form is part of the Application for Life Insurance for the Proposed Life Insured(s).
                           . Print and use black ink. Any changes must be initialed by the Proposed Life Insured(s) and/or Owner(s).

Mailng Address:              Courier Address:
John Hancock New York        John Hancock New York
New Business Service Center  New Business Service Center
PO Box 4608                  200 Bloor Street East
Niagara Square Station       Toronto ON
Buffalo NY 14240-4608        Canada M4W 1E5


Proposed Life Insured (Life One)                                 Proposed Life Insured (Life Two)
Name      First     Middle     Last                              Name      First              Middle                  Last
          JOHN        M.       DOE
                                                                 ___________________________________________________________________
Name(s) of Owner(s)  JOHN M. DOE

                   _________________________________________________________________________________________________________________

Plan Name

Single Life        [ ] Protection VUL                     [X] Accumulation VUL
                   [ ] Other _______________________________________________________________________________________________________

Survivorship Life  [ ] SVUL       [ ] Performance SVUL    [ ] Other ________________________________________________________________

Amount

1. Face Amount/Base Sum Insured (BSI)/                                (Total Face Amount is the sum of
   Base Face Amount (BFA) excluding any additional benefits $ 100,000 the BSI/BFA and the ASI/SFA on Page 2.)

Premiums

2. Frequency:     [X] Annual [ ] Semi-Annual [ ] Quarterly [ ] Monthly - Billed (SVUL only) [ ] List Billed (only available on SVUL)
                  [ ] Pre-Authorized Checking (See Special Instructions on cover page and complete "Request for Pre-Authorized
                      Checking" - page 6 of the Application for Life Insurance)
                  [ ] Other ________________________________________________________________________________________________________

Premium Notices and Correspondence

3. a) Send Premium Notices to:  [X] Owner(s)    [ ] Life One     [ ] Life Two     [ ] Employer's Address
   b) Send Correspondence to:   [X] Same as Premium Notices (as above)
                                [ ] Other: Name & Address Name

                                                          __________________________________________________________________________
                                                          Street No. & Name, Apt No., City, State, Zip code

                                                          __________________________________________________________________________

                                                          __________________________________________________________________________

   c) Secondary Addressee - You can make the designation below when you or the Life Insured become a senior citizen (age 65 or older). The Company will also mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information.

      Owner - Date of Birth    mmm      dd      yyyy      Name of Secondary Addressee

                               _____________________      _________________________________________________________________________
                                                          Street No. & Name, Apt No., City, State, Zip code

                                                          _________________________________________________________________________

VARIABLE LIFE - SINGLE LIFE

4. a) Life Insurance Qualification Test

      [X] Guideline Premium Test. Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single premium, or (b) the sum of the Guideline Level Premiums to such date.

      [ ] Cash Value Accumulation Test. Under this test, the Policy Value may not any time exceed the net single premium. The net single premium is the one payment that would be needed on a specific date to provide the Death Benefit under the policy.

      Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

   b) Death Benefit Option  [X] Option 1/Option A (Face Amount/BSI/BFA) [ ] Option 2/Option B (Face Amount/BSI/BFA plus
                                                                            Policy/Account Value)

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(C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (01/2006)                                           Page 1 of 6
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VARIABLE LIFE - SINGLE LIFE - continued

   Protection VUL

   [ ] Accelerated Death Benefit (for terminal illness)          [ ] Level Supplemental Face Amount (SFA) of
       [ ] I have received the Accelerated Death Benefit
           Disclosure and understand that the values shown       $_____________ for the life of the policy
           are generic and will differ from my actual coverage.
       [ ] Disability Payment of Specified Premium:              [ ] LifeCare Benefit Rider (Please complete NB5018NY)
           Monthly Specified Premium Amount                          Accelerated Death Benefit must also be selected and NB3518NY
           $_______________                                          must also be completed. The Accelerated Death Benefit
                                                                     Disclosure must be provided to the Owner.
       [ ] Extended No Lapse Guarantee (beyond Basic Period)     [ ] Other ________________________________________________________

           [ ] To Age_____________ [ ] Period _____________                ________________________________________________________

   Accumulation VUL

   [ ] Accelerated Death Benefit (for terminal illness)          [ ] Overloan Protection Rider
       [ ] I have received the Accelerated Death Benefit         [ ] Supplemental Face Amount (SFA) (Check only one, if desired.)
           Disclosure and understand that the values shown           [ ] Level SFA of $_______________ for life of the policy
           are generic and will differ from my actual coverage.      [ ] Initial SFA of $_____________ with Total Face Amount
       [ ] Cash Value Enchancement Rider                                 increasing by: _______% or $____________ per year
       [ ] Disability Payment of Specified Premium:                      for___ policy years (level thereafter)
           Monthly Specified Premium Amount                          [ ] Customize Level or Increasing Schedule
           $__________________                                           (List by policy year. SFA amount may not decrease.
                                                                         Please complete form NB5064NY.)
       [ ] LifeCare Benefit Rider                                [ ] Other ________________________________________________________
           (Please complete NB5018NY)
           Accelerated Death Benefit must also be selected                 ________________________________________________________
           and NB3518NY must also be completed.
           The Accelerated Death Benefit Disclosure must be
           provided to the Owner.

VARIABLE LIFE - SURVIVORSHIP LIFE

5. a) Life Insurance Qualification Test

      [ ] Guideline Premium Test. Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single premium, or (b) the sum of the Guideline Level Premiums to such date.

      [ ] Cash Value Accumulation Test (not available to SVUL). Under this test, the Policy Value may not any time exceed the net single premium. The net single premium is the one payment that would be needed on a specific date to provide the Death
          Benefit under the policy.

      Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

   b) Death Benefit Option  [ ] Option 1/Option A (Face Amount/BSI/BFA) [ ] Option 2/Option B (Face Amount/BSI/BFA plus
                                                                            Policy/Account Value)
   c) Additional Benefits

   SVUL

   [ ] Extended No Lapse Guarantee (beyond Basic Period)         [ ] Return of Premium Death Benefit (with DB Option 1 only)
       [ ] To Age___________ [ ] Period ________________             Increase Rate [ ] Yes_____________% [ ] No
   [ ] Four Year Term (EPR)                                          Percentage of Premiums to be returned at death
                                                                     (Whole numbers only. Maximum 100%)________%
   [ ] Policy Split Option
                                                                 [ ] Other ________________________________________________________

   Performance SVUL

   [ ] Additional Sum Insured (ASI) (Check only one, if desired.)                      [ ] Enhanced Cash Value Rider
       [ ] Level ASI of $____________ for life of the policy                           [ ] Disability Payment of Specified Premium:
                                                                                           Monthly Specified Premium Amount
       [ ] Level ASI of $____________ with Total Sum Insured (TSI) increasing                                       $______________
           by:______% or $____________ per year for_____ policy years                  [ ] Policy Split Option
           (level thereafter)
       [ ] Customize Level or Increasing Schedule                                      [ ] Survivorship Four Year Level Term Rider
           (List by policy year. ASI amount may not decrease.
           Please complete form NB5064NY.)                                             [ ] Other __________________________________
       [ ] Premium Cost Recovery: [ ] Recovery increase percentage ___________%
                                  [ ] Recovery increase years (level                              _________________________________
                                      thereafter)________

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(C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
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Additional Information - These questions apply to the OWNER(S) of the policy. All questions must be answered.

6. a) If an additional or optional policy is being applied for in a separate application, state plan and amount.
      Plan name                                                                                                   $

      _________________________________________________________________________________________________________   _________________

   b) Do you understand that you may need to pay premiums in addition to Planned Premium if the current policy charges or actual investment performance are different from the assumptions used in your Illustration (assuming the requirements of any
      applicable guaranteed death benefit feature have not been satisfied)?                                       [X] Yes [ ] No

7. Have you received a current prospectus (and any supplements) for the applicable policy?
   [ ] No, I did not receive a copy in any form.
   [X] Yes (Indicate type of format.)

      -----------------------------------------------------------------------------------------------------------------------------
      [X] Paper Format: Date of prospectus(es)            mmm      dd      yyyy       Date of supplement(s)   mmm      dd     yyyy
                                                          MAY      01      2005                               OCT      31     2005

       Date of John Hancock Trust prospectus              mmm      dd      yyyy       Date of supplement      mmm      dd     yyyy
       (if applicable)                                    _____________________                               ____________________
      -----------------------------------------------------------------------------------------------------------------------------

      [ ] Electronic Format:
          If provided, did you consent to receiving this format? [ ] Yes [ ] No
                       If Yes, date of CD         mmm    dd     yyyy            Date of supplement(s)(Applicable only if in paper
                                                  __________________                           format, then complete section above.)

          By consenting to receive the prospectus documents in Electronic Format, I agree:
          a) That I am freely making a request to receive the prospectus documents in this format and furthermore, I have the means to view such documents.
          b) I can always request a paper copy of the prospectus documents at no cost for Protection VUL, SVUL and Accumulation VUL by calling 1-888-267-7784 or by calling 1-800-732-5543 for all other prospectus documents. Not all prospectuses are available on CD.
      -----------------------------------------------------------------------------------------------------------------------------

8. With the above in mind, does the policy meet your insurance objectives and your anticipated financial needs? [X] Yes [ ] No

Investor Suitability Statements

9. I UNDERSTAND THAT UNDER THE APPLIED FOR POLICY:
   (A) THE AMOUNT OF THE INSURANCE BENEFITS, OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE
       VARIABLE OR FIXED.
   (B) THE AMOUNT OF THE INSURANCE BENEFITS, THE DURATION OF THE INSURANCE COVERAGE, AND THE POLICY/ACCOUNT VALUE, MAY INCREASE OR
       DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE CHOSEN INVESTMENT ACCOUNTS AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
       ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY/ACCOUNT VALUES AND CASH SURRENDER VALUES ARE AVAILABLE ON
       REQUEST.
   (C) THE ENTIRE INVESTMENT COULD BE LOST BECAUSE OF THE PERFORMANCE OF THE INVESTMENT FUND AND IN THE ABSENCE OF ADDITIONAL
       PREMIUM PAYMENT, THE INSURANCE COVERAGE COULD LAPSE.

Asset Account Balancer Service (Protection VUL, Accumulation VUL & SVUL products only)

10. This service will automatically move amounts among your specified Investment Accounts on a semi-annual basis beginning six months after your policy date to maintain your chosen percentages in each account. The Asset Allocation Balancer Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account. To elect this service, please check box A or B below and provide details as required.

    A [ ] Rebalance based on the percentages selected in the Investment Allocation of Net Premiums section of this form without regard to any amounts allocated to the Fixed Account.

    B [ ] Rebalance based on the percentages listed below.

          -------------------------------------------------------------------------------------------------------------------------
          Investment Account       Percentage       Investment Account       Percentage        Investment Account      Percentage
          -------------------------------------------------------------------------------------------------------------------------
                                            %                                         %                                         %
          -------------------------------------------------------------------------------------------------------------------------
                                            %                                         %                                         %
          -------------------------------------------------------------------------------------------------------------------------
                                            %                                         %                                         %
          -------------------------------------------------------------------------------------------------------------------------


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(C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
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Dollar Cost Averaging Program (Protection VUL, Accumulation VUL & SVUL products only)

11. Under this program we will automatically transfer amounts each month from one Investment Account to one or more of the other
    Investment Accounts or the Fixed Account. You must select one Investment Account to Dollar Cost Average from. (We suggest a fund that attempts to maintain a relatively stable value such as the Money Market Trust or the U.S. Government Securities Trust.*) To
    elect this program, please check box A, B or C below and provide details as required.

    FROM: A [ ] Money Market B [ ] U.S. Government Securities C [ ] Other _________________________________________________________

    You must also indicate the Investment Account(s) and amount(s) to Dollar Cost average.

          -------------------------------------------------------------------------------------------------------------------------
    TO:      Investment Account     Percentage     Investment Account     Percentage      Investment Account       Percentage
          -------------------------------------------------------------------------------------------------------------------------
                                             %                                     %                                        %
          -------------------------------------------------------------------------------------------------------------------------
                                             %                                     %                                        %
          -------------------------------------------------------------------------------------------------------------------------
                                             %                                     %                                        %
          -------------------------------------------------------------------------------------------------------------------------

    Dollar Cost Averaging does not assure a profit and does not protect against loss in declining markets. Since the plan involves continuous investments in securities regardless of fluctuating price levels of such securities, you should consider your ability to continue such purchases throughout periods of low price levels before signing up for this program.

    *   Values in the U.S. Government Securities Trust or Money Market Trust are not insured or guaranteed by the Federal Deposit
        Insurance Corporation or any other government agency. Although the Money Market Trust seeks to preserve the value of your investment at $10.00 per share, it is possible to lose money by investing in the fund.

12. INVESTMENT ALLOCATION OF NET PREMIUMS - Allocation must be whole numbers. Total must be 100%.

SVUL only

If the state law governing your policy requires the refund of premiums on a policy returned during the Right to Return Policy period, net premiums will be held in the Money Market until the end of that period, at which time it will be invested according to the allocation instructions specified below. If the state law requires the refund to be based on accumulated value, net premiums will be invested according to the allocation instructions specified below on the later of the date the policy is approved for issue, or the business day the premium is received at The Company's Service Office.

AGGRESSIVE GROWTH PORTFOLIOS         GROWTH PORTFOLIOS                   GROWTH & INCOME PORTFOLIOS
______% Science & Technology         ______% Quantitative Mid Cap        ______% 500 Index
______% Pacific Rim                  ______% Mid Cap Index               ______% Fundamental Value
______% Health Sciences              ______% Mid Cap Core                ______% Growth & Income
______% Emerging Growth              ______% Global                      ______% Large Cap
______% Emerging Small Company       ______% Capital Appreciation        ______% Quantitative Value
______% Small Cap                    ______% American Growth             ______% American Growth & Income
______% Small Cap Index              ______% U.S. Global Leaders Growth  ______% Equity Income
______% Dynamic Growth               ______% Quantitative All Cap        ______% American Blue Chip Income & Growth
______% Mid Cap Stock                ______% All Cap Core                    25% Income & Value
______% Natural Resources            ______% Large Cap Growth            ______% PIMCO VIT All Asset
______% All Cap Growth               ______% Total Stock Market Index    ______% Global Allocation
______% Strategic Opportunities      ______% Blue Chip Growth
______% Financial Services           ______% U.S. Large Cap              INCOME PORTFOLIOS
______% International Opportunities  ______% Core Equity                 ______% High Yield
______% International Small Cap      ______% Strategic Value             ______% U.S. High Yield Bond
______% International Equity Index   ______% Large Cap Value             ______% Strategic Bond
______% American International       ______% Classic Value               ______% Strategic Income
______% International Value          ______% Utilities                   ______% Global Bond
______% International Stock          ______% Real Estate Securities          25% Investment Quality Bond
                                     ______% Small Cap Opportunities     ______% Total Return
                                     ______% Small Company Value         ______% American Bond
                                     ______% Special Value               ______% Real Return Bond
                                     ______% Mid Cap Value               ______% Core Bond
                                     ______% Value                       ______% Active Bond
                                     ______% All Cap Value               ______% U.S. Government Securities

                                                                         CONSERVATIVE PORTFOLIO
                                                                             25% Money Market

                                                                         LIFESTYLE PORTFOLIOS
    25% FIXED ACCOUNT                                                    ______% Lifestyle Aggressive 1000
                                                                         ______% Lifestyle Growth 820
NOTE: The maximum amount that may be                                     ______% Lifestyle Balanced 640
      transferred from the Fixed                                         ______% Lifestyle Moderate 460
      Account (FA) in any one policy                                     ______% Lifestyle Conservative 280
      year is the greater of $2000
      or 15% of the FA value at
      the previous policy anniversary.

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(C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
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12. INVESTMENT ALLOCATION OF NET PREMIUMS - Allocation must be whole numbers. Total must be 100%. (continued)

Performance SVUL, Accumulation VUL and Protection VUL only

AGGRESSIVE GROWTH PORTFOLIOS         GROWTH PORTFOLIOS                  GROWTH & INCOME PORTFOLIOS
______% Science & Technology         ______% Quantitative Mid Cap       ______% Growth & Income II
______% Pacific Rim                  ______% Mid Cap Index              ______% 500 Index B
______% Health Sciences              ______% Mid Cap Core               ______% Fundamental Value
______% Emerging Growth              ______% Global                     ______% Growth & Income
______% Small Cap Growth             ______% Capital Appreciation       ______% Large Cap
______% Emerging Small Company       ______% American Growth            ______% Quantitative Value
______% Small Cap                    ______% U.S. Global Leaders Growth ______% American Growth & Income
______% Small Cap Index              ______% Quantitative All Cap       ______% Equity Income
______% Dynamic Growth               ______% All Cap Core               ______% American Blue Chip Income & Growth
______% Mid Cap Stock                ______% Large Cap Growth           ______% Income & Value
______% Natural Resources            ______% Total Stock Market Index   ______% Managed
______% All Cap Growth               ______% Blue Chip Growth           ______% PIMCO VIT All Asset
______% Strategic Opportunities      ______% U.S. Large Cap             ______% Global Allocation
______% Financial Services           ______% Core Equity
______% International Opportunities  ______% Strategic Value            INCOME PORTFOLIOS
______% International Small Cap      ______% Large Cap Value            ______% High Yield
______% International Equity Index B ______% Classic Value              ______% U.S. High Yield Bond
______% Overseas Equity              ______% Utilities                  ______% Strategic Bond
______% American International       ______% Real Estate Securities     ______% Strategic Income
______% International Value          ______% Small Cap Opportunities    ______% Global Bond
______% International Stock          ______% Small Cap Value            ______% Investment Quality Bond
                                     ______% Small Company Value        ______% Total Return
                                     ______% Special Value              ______% American Bond
                                     ______% Mid Value                  ______% Real Return Bond
                                     ______% Mid Cap Value              ______% Bond Index B
                                     ______% Value                      ______% Core Bond
                                     ______% All Cap Value              ______% Active Bond
                                                                        ______% U.S. Government Securities
______% FIXED ACCOUNT *                                                 ______% Short Term Bond

NOTE: Liquidity restrictions apply when                                 CONSERVATIVE PORTFOLIO
      allocating funds to the Fixed Account.                            ______% Money Market B *

OTHER PORTFOLIO                                                         LIFESTYLE PORTFOLIOS
                                                                        ______% Lifestyle Aggressive 1000 *
______% ______________________________                                  ______% Lifestyle Growth 820 *
                                                                        ______% Lifestyle Balanced 640 *
                                                                        ______% Lifestyle Moderate 460 *
                                                                        ______% Lifestyle Conservative 280 *

*  These are the only investment options available when                 ASSET ALLOCATION MODELS
   the ENLG rider is selected on Protection VUL.                        ______% Fundamental Value of America *
                                                                        ______% Value Strategy *
                                                                        ______% Growth Blend *
                                                                        ______% Global Balanced *
                                                                        ______% Blue Chip Balanced *

                                                                        NOTE: Only one Asset Allocation Model can be
                                                                              selected (allocation must be 100%).

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(C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
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Allocation of Monthly Charges

13. Please deduct the monthly charges from the following accounts (except Mortality and Expense Risk/Asset based Risk charges).

    Account No. __________________________  _____________% [ ] Check box and attach sheet with additional information, if necessary.

                __________________________  _____________%

Owner(s) Signature(s)

Signed at    City                          State             This          Day of                                       Year

___________________________________________________________  ____________  ___________________________________________  ___________
Signature of Witness/Registered Representative (as Witness)                Signature of Owner

x                                                                          x
________________________________________________________________________   ________________________________________________________
                                                                           Signature of Owner

                                                                           x
                                                                           ________________________________________________________


Registered Representative Certification - All Registered Representatives sharing commissions must sign this form.

I certify that a current prospectus (and any supplement) for the policy applied for has been given to the Proposed Life Insured(s), and to the Owner(s) if other than the Proposed Life Insured(s).

Signature of Registered Representative                                     Signature of Registered Representative

x                                                                          x
________________________________________________________________________   ________________________________________________________
Signature of Registered Representative                                     Signature of Registered Representative

x                                                                          x
________________________________________________________________________   ________________________________________________________
Signature of Registered Representative

x
________________________________________________________________________




















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(C) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
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